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                                  EXHIBIT 6.2

                              AMENDMENT NUMBER 1 TO
                        PRINCIPAL UNDERWRITING AGREEMENT


    Pursuant to the Principal Underwriting Agreement between Hartford Securities Distribution Company, Inc. and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 22, 1996 (the "Agreement"), The Hartford MidCap Fund is hereby included as an additional Fund. All provisions in the Agreement shall apply to The Hartford MidCap Fund.

    IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the ______________ day of ________________, 1997.


                             HARTFORD SECURITIES DISTRIBUTION
                             COMPANY, INC.

                             _____________________________
                             By:
                             Title:

                             THE HARTFORD MUTUAL FUNDS, INC.
                             on behalf of:

                             The Hartford MidCap Fund

                             _____________________________
                             By:
                             Title: